Exhibit 99(a)(4)
ATARI, INC.
FORM OF NOTICE OF WITHDRAWAL OF TENDERED OPTIONS
Withdrawal of Previously Tendered Options
Pursuant to the Offer to Purchase dated September 5, 2008,
as amended September 12, 2008
THE WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON OCTOBER 8, 2008, UNLESS THE OFFER IS EXTENDED
     All terms used in this withdrawal letter (the “Withdrawal Letter”) but not defined herein shall have the meanings ascribed to them in the Offer to Purchase. This Withdrawal Letter is for use by option holders who previously tendered their eligible options.
     Pursuant to the terms and subject to the conditions of the Offer to Purchase dated September 5, 2008, as amended September 12, 2008, the Election to Tender Eligible Options previously submitted to Atari, Inc. (“Atari”), and this Withdrawal Letter, the option holder completing this form hereby withdraws the tender of all eligible options that he or she previously tendered pursuant to the Offer to Purchase and the Election to Tender Eligible Options, as set forth in Exhibit A hereto.
The option holder completing this form understands, acknowledges and agrees that:
•	subject to the terms and conditions of the offer, the option holder may withdraw the tender of tendered eligible options prior to 5:00 p.m., New York City Time, on October 8, 2008;

•	he or she may not rescind any withdrawal, and will not be deemed to properly accept the offer after any valid withdrawal, unless he or she properly re-tenders his or her eligible options before the expiration of the offer by the following the procedures described in the Offer to Purchase;

•	he or she must withdraw from the offer with respect to all of his or her tendered eligible options, and may not withdraw from the offer with respect to only a portion of his or her tendered eligible options. All such withdrawn options will remain outstanding pursuant to their current terms and conditions, including their current exercise prices and vesting schedules; neither Atari nor any other person is obligated to give notice of any defects or irregularities in any Withdrawal Letter, nor will anyone incur any liability for failure to give any such notice. Atari will determine, in its sole discretion, all questions as to the form and validity, including time of receipt, of Withdrawal Letters, which determination will be final and binding on all parties; all authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the option holder’s death or incapacity, and all of such option holder’s obligations hereunder shall be binding upon his or her heirs, personal representatives, successors and assigns. As stated above, this Withdrawal Letter may not be rescinded; and he or she agrees to all of the terms and conditions of the offer and this Withdrawal Letter.

     I have read and agree with the understandings and acknowledgments set forth in this Withdrawal Letter.

Date: , 2008
Signature of Holder

Print Name of Holder

* * * *
     This Withdrawal Letter must specify the name of the option holder who is withdrawing from the offer and must be signed by the option holder who submitted the Election to Tender Eligible Options.
     Important: To validly withdraw from the offer, Atari must receive, at the address set forth below, this Withdrawal Letter and Exhibit A hereto, or a facsimile or PDF thereof, at the telephone number or email address set forth below, properly completed and signed by the option holder, while such option holder still has the right to withdraw from the offer. The method by which the option holder delivers any required document is at the option holder’s option and risk, and the delivery will be deemed made only when actually received by Atari. If the option holder elects to deliver the option holder’s documents by mail, Atari recommends using registered mail with return receipt requested. In all cases, the option holder should allow sufficient time to ensure timely delivery prior to the expiration date.
Atari, Inc.
417 Fifth Avenue
New York, NY 10016
Attention: Kristina Pappa
Telephone: (212) 726-6500
Facsimile: (212) 726-4214
Kristina.Pappa@atari.com
This Withdrawal Letter must be signed by the option holder. Atari will not accept any alternative, conditional or contingent Withdrawal Letters.
* * * *

EXHIBIT A
TO
NOTICE OF WITHDRAWAL OF TENDERED OPTIONS
     Set forth below is information regarding eligible options the option holder wishes to withdraw (attach additional sheets, if necessary). Note that all eligible options previously tendered by the option holder must be withdrawn from the offer.

	Option		Number of Options
Option Date	Exercise Price	Options Outstanding (1)	to be Withdrawn

(1)	Represents the total number of shares for which the eligible option grant remains outstanding (i.e., the total number of shares for which the eligible option has not been exercised).
I acknowledge and agree that the above is true and accurate.

Date: , 2008
Signature of Holder

Print Name of Holder